Exhibit 99.1


       Triple Peaks, LLC and American Skiing Company Settle Steamboat Suit

PARK CITY, UT - JULY 12, 2004 -- Triple Peaks, LLC and American Skiing Company have jointly announced the settlement of the lawsuit regarding the termination of the proposed 2002 sale of the Steamboat Ski Resort to Triple Peaks, LLC. In return for a cash settlement, Triple Peaks has agreed to a full dismissal of all claims relating to the sale of the Steamboat Ski Resort.

"Reaching a settlement with Triple Peaks allows us to focus on the future success of Steamboat and American Skiing Company while putting to rest any uncertainty surrounding the ownership of the Steamboat resort," said B.J. Fair, CEO of American Skiing Company.

District Judge Richard Doucette ruled in favor of American Skiing Company in December 2002. Triple Peaks appealed to the Colorado Court of Appeals, which reversed the District Court and found in favor of Triple Peaks in January 2004. American Skiing Company then filed a petition for a writ of certiorari with the Colorado Supreme Court in May 2004, which has not yet been acted upon. Today's settlement goes into effect immediately and American Skiing Company has withdrawn its writ of certiorari with the Colorado Supreme Court.

"We are glad this issue is now behind us so that we can focus all our efforts on our Crested Butte, Okemo and Mount Sunapee resorts," said Tim Mueller, head of Triple Peaks, LLC. "Saying goodbye to the Steamboat community was difficult, but we wish them the best of luck as they move forward. We look forward to working with the Steamboat resort management team on issues of mutual interest to ensure a successful skiing/riding environment in western Colorado."

Triple Peaks, LLC signed a contract to buy the Steamboat Ski Resort for $91.4 million on January 24, 2002. However, American Skiing Company opted instead to sell its Heavenly, CA, ski area to Vail Resorts.

"Throughout this entire process the Steamboat team has remained focused on delivering the best experience in the business," continued Fair. "Their efforts resulted in an improvement in the resort's rankings to the #3 resort in Colorado based on total skier visits in 2004 and a designation by SKI Magazine as the #5 resort in North America and the #1 family resort in the western United States."

Building upon Steamboat's success, American Skiing Company continues to invest capital aimed at improvement of the Steamboat resort experience. This summer, the resort will install a new chairlift and benefit from several other capital projects for the upcoming season. Furthermore, the resort continues to move through the process of submitting a Master Plan Amendment, which will guide its growth over the next several years.


About American Skiing Company
Headquartered in Park City, Utah, American Skiing Company (OTC: AESK) is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company's Web site, www.peaks.com.

This press release contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting both our resort operating and real estate segments; competition and pricing pressures; negative impact on demand for our products resulting from terrorism and availability of air travel (including the effect of airline bankruptcies); any redemption of or legal requirement to redeem our Series A Preferred Stock; failure to maintain improvements to resort operating performance at the covenant levels required by our resort senior credit facility; a final determination against the Company in the Steamboat sale litigation which leads to material monetary damages or an order for specific performance for the sale of Steamboat resort; the possibility of domestic terrorist activities and their respective effects on the ski, golf, resort, leisure and travel industries; failure of on-mountain improvements and other capital expenditures to generate incremental revenue; adverse weather conditions regionally and nationally; seasonal business activity; changes to federal, state and local regulations affecting both our resort operating and real estate segments; failure to renew land leases and forest service permits; disruptions in water supply that would impact snowmaking operations; long and short-term changes in weather patterns resulting from global warming; the loss of any of our executive officers or key operating personnel; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. The Company cautions the reader that this list is not exhaustive. The Company operates in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this press release and under
Section 27A of the Securities Act and Section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.